Exhibit 10.5

Execution Version

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”), dated as of March 1, 2021, is entered into among QOMPLX, Inc., a Delaware corporation (the “Company”), the persons and entities (each individually, a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”), and Tailwind Acquisition Corp., a Delaware corporation (“SPAC”).

WHEREAS, the Company wishes to issue and sell to each Purchaser, and each Purchaser wishes to purchase from the Company, a convertible promissory note in exchange for the cash purchase price set forth opposite each such Purchaser’s name on the Schedule of Purchasers (such cash purchase price opposite a Purchaser’s name, the “Consideration”, and the aggregate cash purchase price of all Purchasers, the “Aggregate Consideration”);

WHEREAS, this Agreement and the Notes are being entered into concurrently with the execution of that certain Business Combination Agreement, dated as of the date hereof, by and among SPAC, Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company, and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the Company stockholders as set forth therein (the “Business Combination Agreement”); and

WHEREAS, each party hereto has agreed that SPAC will, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Effective Time, assume each Note and satisfy and discharge the principal amount (i.e., the Consideration) and accrued and unpaid interest under each Note as of such time by way of issuance to each Purchaser of a number of Conversion Shares based on the Conversion Rate, in each case, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Definitions. As used in this Agreement, the following terms have the respective meanings set forth below. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in the Business Combination Agreement.

1.1             “Conversion Shares” means shares of Class A common stock, par value $0.0001 per share, of SPAC to be issued upon the conversion of the Notes pursuant to the terms of this Agreement.

1.2              “Conversion Rate” means, for every $10 of principal amount and accrued and unpaid interest payable on a Note at the time of conversion, one Conversion Share. If any change in the number, type or classes of authorized shares of SPAC (including the Conversion Shares), other than as contemplated by the Business Combination Agreement or any agreement contemplated by the Business Combination Agreement, shall occur between the date hereof and immediately prior to the Closing under the Business Combination Agreement by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Conversion Rate shall be appropriately adjusted to reflect such change.

1.3              “Maturity Date” means, with respect to each Note issued under this Agreement, the date that is twelve (12) months following the date of issuance of such Note.

1.4              “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of SPAC or the Company or any Representative or family member of any of the foregoing Persons.

1.5              “Notes” means the one or more promissory notes issued to each Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A.

1.6              “Requisite Noteholders” means the holders of 50% of the aggregate principal amount of the Notes.

1.7              “Securities” means, collectively, the Notes and any Conversion Shares that may be issued in respect thereof.

1.8              “Securities Act” means the Securities Act of 1933, as amended.

1.9             “Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (in each case, whether direct or indirect, whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

2.          Purchase and Sale of Notes. In exchange for the Consideration paid by each Purchaser, the Company will sell and issue to each such Purchaser a Note. Each Note will have a principal amount equal to the Consideration paid by the applicable Purchaser for such Note, as set forth opposite such Purchaser’s name on the Schedule of Purchasers; provided, that the Aggregate Consideration shall in no event exceed $20,000,000.

3.         Closings. The closing of the sale of the Notes in exchange for the Consideration paid by each Purchaser (the “Closing”) will take place remotely via the electronic exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company, SPAC and the Purchasers purchasing a majority-in-interest of the aggregate principal amount of the Notes to be sold at the Closing agree upon orally or in writing. At the Closing, each Purchaser will deliver the Consideration to the Company by wire transfer of immediately available funds and the Company will, in exchange therefor, deliver to each such Purchaser a Note in return for the Consideration provided to the Company. On the date of the Closing, the Company will provide SPAC with evidence reasonably satisfactory to SPAC that the Aggregate Consideration has been received by the Company from the Purchasers in cash (and without, for the avoidance of doubt, any offset, setoff or similar net funding concept).

4.          Conversion. Each Note will be convertible into Conversion Shares pursuant to, and only in the circumstances specifically provided for in, this Section 4 as follows.

4.1               Mandatory Conversion. Subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Effective Time, SPAC will be deemed to automatically assume each Note and the outstanding principal amount and all accrued and unpaid interest under each Note will automatically be converted into a number of Conversion Shares (rounded down to the nearest whole number) based on the Conversion Rate. Upon the conversion of the principal amount and accrued and unpaid interest under a Note as provided in preceding sentence, all outstanding amounts under such Note will automatically be deemed satisfied and discharged in full, and such Note will be no longer outstanding and will be cancelled, extinguished and retired and the holder thereof will cease to have any rights with respect thereto, except for the express rights with respect to the Conversion Shares contemplated by this Agreement.

4.2              Mechanics of Conversion. As promptly as practicable after the conversion of each Note and the issuance of the Conversion Shares in connection with, and for the avoidance of doubt subject to, the Effective Time, SPAC will provide evidence of the issuance to each Purchaser of the Conversion Shares in book entry form in the name of such Purchaser on SPAC’s share register; provided, that, as a condition to receipt of such evidence of issuance and without affecting, modifying or otherwise limiting the cancellation, extinguishment and retirement of, or the satisfaction and discharge of all amounts outstanding under, a Note as provided in Section 4.1, each Purchaser shall surrender the Note held by such Purchaser to SPAC (or provide an instrument of cancellation or affidavit of loss). Any Conversion Shares issued upon the conversion of any applicable Note shall have associated with such Conversion Shares one or more legends restricting the transfer of such Conversion Shares consistent with the legend set forth in Section 9.11(b).

For the avoidance of doubt, if the Business Combination Agreement is terminated in accordance with its terms, each Note will not be convertible into Conversion Shares pursuant to this Section 4 or otherwise and, as more fully provided in Section 9.13, SPAC shall have no further obligations or Liabilities under, or with respect to, this Agreement or any of the Notes.

5.         Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

5.1               Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

5.2               Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms.

5.3               No Conflicts. The execution, delivery and performance of this Agreement, the issuance of the Notes and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, in the case of each of clauses (i) and (iii), that would reasonably be expected to have a Company Material Adverse Effect.

5.4               No Consents. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance of the Notes), other than filings required by applicable state securities laws and filings the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

5.5               Financial Statements; Undisclosed Liabilities.

(a)             The Company Signing Financial Statements (including the notes thereto) (A) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of the 2019 Audited Financial Statements, as may be specifically indicated in the notes thereto and subject, in the case of the 2020 Unaudited Financial Statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) fairly presents, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Group Companies as at the date thereof and for the period indicated therein (subject, in the case of the 2020 Unaudited Financial Statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material)) and (C) with respect to the 2019 Audited Financial Statements only, (x) were audited in accordance with the standards of the AICPA and contain an unqualified report of the Company’s auditors and (y) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date of this Agreement (including Regulation S-X or Regulation S-K, as applicable).

(b)              Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which are Liabilities for breach of Contract, breach of warranty, tort, infringement, misappropriation or violation of, or non-compliance with, Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of the Business Combination or any Ancillary Documents, the performance by the Company of its covenants or agreements in the Business Combination Agreement or any Ancillary Document to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby and (iv) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any Liabilities.

(c)              The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Company Signing Financial Statements and the Company Closing Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(d)             Since January 1, 2018, no Group Company has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

5.6              Absence of MAE. During the period beginning on January 1, 2021 and ending on the date of this Agreement, no Company Material Adverse Effect has occurred.

5.7              Litigation. There is (and since January 1, 2018 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company that, if adversely decided or resolved, has been or would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

5.8              Securities Law Compliance. Assuming the accuracy of SPAC’s representations and warranties set forth in Section 6 and each Purchaser’s representations and warranties set forth in Section 7, no registration under the Securities Act is required for the offer and sale of the Securities by the Company. The Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Neither the Company, nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on an exemption from registration for the transactions contemplated hereby or would require registration of the Notes or the Conversion Shares under the Securities Act.

5.9              Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.10             Use of Proceeds. The Company intends to use the proceeds from the sale of the Securities for working capital and other general corporate purposes and for the payment of consideration and transaction expenses associated with the transactions contemplated by the Business Combination Agreement, the RPC Tyche Purchase Agreement and the Sentar Purchase Agreement.

6.         Representations and Warranties of SPAC. In connection with the transactions contemplated by this Agreement, SPAC hereby represents and warrants to the Purchasers as follows:

6.1               SPAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. SPAC has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

6.2               As of the Effective Time, the Conversion Shares will be duly authorized and, when issued and delivered to the Purchasers in satisfaction of all amounts owing under the Note in accordance with the terms of this Agreement, the Conversion Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement, the organizational documents of SPAC or applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under SPAC’s organizational documents (as amended on or prior to the Effective Time) or under the General Corporation Law of the State of Delaware or any similar rights pursuant to any agreement or other instrument to which SPAC is a party or by which it is otherwise bound.

6.3              The execution, delivery and performance by SPAC of this Agreement are within the powers of SPAC and have been duly authorized, validly executed and delivered by SPAC and, assuming that this Agreement constitutes the valid and binding agreement of the Company and the Purchasers, this Agreement constitutes a valid and binding agreement of SPAC and is enforceable against SPAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

6.4               The execution, delivery and performance of this Agreement, including the assumption of the Notes, the issuance of the Conversion Shares and the compliance by SPAC with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC or any of its subsidiaries is a party or by which SPAC or any of its subsidiaries is bound or to which any of the property or assets of SPAC is subject that would reasonably be expected to have a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of SPAC and its subsidiaries, taken as a whole or on the validity of the Shares or the legal authority of SPAC to comply in all material respects with the terms of this Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of SPAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties or assets that would reasonably be expected to have a material adverse effect on SPAC or materially affect the validity of the Conversion Shares or the legal authority of SPAC to comply in all material respects with this Agreement.

6.5               As of their respective dates, all reports and filings (the “SEC Reports”) required to be filed by SPAC with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that SPAC makes no such representation or warranty with respect to any information relating to the Company, Sentar, RPC Tyche or any of their respective Affiliates included in any SEC Report or filed as an exhibit thereto. The financial statements of SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Purchasers via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by SPAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

6.6                SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by SPAC of this Agreement (including, without limitation, the assumption of the Notes and the issuance of the Conversion Shares), other than filings (i) with the SEC, (ii) required by applicable state securities laws, (iii) required by the New York Stock Exchange, or such other applicable stock exchange on which SPAC’s common equity is then listed (the “Stock Exchange”), and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

6.7               As of the date hereof, the authorized capital stock of SPAC consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 550,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), including (1) 500,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) and (2) 50,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”). As of the date hereof, (i) no shares of Preferred Stock are issued and outstanding, (ii) 33,421,570 shares of Class A Common Stock are issued and outstanding, (iii) 8,355,393 shares of Class B Common Stock are issued and outstanding and (iv) 16,710,785 redeemable warrants and 9,700,000 private placement warrants are outstanding. All (i) issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued. Except as set forth above and pursuant to this Agreement, the PIPE Subscription Agreements, the Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SPAC any shares of Common Stock or other equity interests in SPAC, or securities convertible into or exchangeable or exercisable for such equity interests. There are no securities or instruments issued by or to which SPAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares hereunder, (ii) the shares of Class A Common Stock to be issued pursuant to this Agreement or any PIPE Subscription Agreement, including such provisions in Class B Common Stock pursuant to the terms of SPAC’s certificate of incorporation.

6.8               The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the Class A Common Stock, or to deregister the Class A Common Stock under the Exchange Act. SPAC has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

6.9              Assuming the accuracy of the Company’s representations and warranties set forth in Section 5 and each Purchaser’s representations and warranties set forth in Section 7, no registration under the Securities Act is required for the offer and sale of the Securities by the Company. The Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Neither the Company, nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on an exemption from registration for the transactions contemplated hereby or would require registration of the Notes or the Conversion Shares under the Securities Act.

6.10             SPAC is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.11              Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or material adverse effect on SPAC, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SPAC, threatened against SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SPAC.

7.         Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser, severally and not jointly, hereby represents and warrants to the Company and SPAC as follows:

7.1              Such Purchaser (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Securities only for its own account and not for the account of others, or if such Purchaser is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A).

7.2               Such Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Securities have not been registered under the Securities Act. The Purchaser acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act, and in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Securities shall contain a restrictive legend to such effect. Such Purchaser acknowledges and agrees that the Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Such Purchaser acknowledges and agrees that the Conversion Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that SPAC files a Current Report on Form 8-K following the Effective Time that includes the “Form 10” information required under applicable U.S. Securities and Exchange Commission (the “SEC”) rules and regulations. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.

7.3              Such Purchaser acknowledges that there have been no representations, warranties, covenants and agreements made to the Purchaser by or on behalf of the Company, SPAC any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement.

7.4              Such Purchaser’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

7.5              Such Purchaser acknowledges and agrees that it has received such information as it deems necessary in order to make an investment decision with respect to the Securities. Without limiting the generality of the foregoing, such Purchaser acknowledges that it has had the opportunity to review SPAC’s filings with the SEC. Such Purchaser acknowledges and agrees that it and its professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Purchaser and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities.

7.6               Such Purchaser became aware of this offering of the Securities solely by means of direct contact between the Purchaser and the Company or a representative of the Company, and the Securities were offered to such Purchaser solely by direct contact between the Purchaser and the Company or a representative of the Company. Such Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to the Purchaser, by any other means. The Purchaser acknowledges that the Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Such Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, SPAC, any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 5 of this Agreement, in making its investment or decision to invest in the Company.

7.7               Such Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including, without limitation, those set forth in SPAC’s filings with the SEC. Such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and such Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision.

7.8               Alone, or together with any professional advisor(s), such Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for such Purchaser and that such Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Company. The Purchaser acknowledges specifically that a possibility of total loss exists.

7.9              In making its decision to purchase the Securities, such Purchaser has relied solely upon independent investigation made by such Purchaser. Without limiting the generality of the foregoing, such Purchaser has not relied on any statements or other information provided by or on behalf of any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning the Company, SPAC, any transaction contemplated by the Business Combination Agreement, the Securities or the offer and sale of the Securities.

7.10              Such Purchaser acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

7.11              Such Purchaser, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

7.12              The execution, delivery and performance by such Purchaser of this Agreement are within the powers of such Purchaser, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which such Purchaser is a party or by which such Purchaser is bound, and, if such Purchaser is not an individual, will not conflict with or violate any provisions of such Purchaser’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Agreement is genuine, and the signatory, if such Purchaser is an individual, has legal competence and capacity to execute the same or, if such Purchaser is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Agreement constitutes the valid and binding agreement of Company and SPAC, this Agreement has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

7.13              Such Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Purchaser is permitted to do so under applicable law. If such Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC List. To the extent required by applicable law, such Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by such Purchaser and used to purchase the Securities were legally derived.

7.14          Such Purchaser does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Purchaser has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of SPAC. Notwithstanding the foregoing, (i) in the case of a Purchaser that has other entities under common management with such Purchaser that have no knowledge of this Agreement or of such Purchaser’s participation in the transactions contemplated hereunder (including Purchaser’s affiliates), the representation set forth above shall not apply to such other entities and (ii) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

8.          Registration Rights.

8.1               In the event that the Conversion Shares are issued pursuant to Section 4 and not registered in connection with the consummation of the transactions contemplated by the Business Combination Agreement, SPAC shall, within thirty (30) calendar days of the Effective Time, file with the SEC (at the its sole cost and expense) a registration statement registering the resale of the Conversion Shares (the “Registration Statement”), and it shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies SPAC that it will “review” the Registration Statement) and (ii) ten (10) business days after SPAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. SPAC will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Purchasers for review (but not comment) at least two (2) business days in advance of filing the Registration Statement. Unless otherwise agreed to in writing by the Purchasers, no Purchaser shall be identified as a statutory underwriter in the Registration Statement unless requested or required by statute, regulation or exchange rules; provided, that if the SEC requests that the Purchasers be identified as a statutory underwriter in the Registration Statement, the Purchasers will have the opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents SPAC from including any or all of the Conversion Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act or otherwise, such Registration Statement shall register for resale such number of Conversion Shares which is equal to the maximum number of Conversion Shares as is permitted by the SEC. In such event, the number of Conversion Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional shares of Class A common stock under Rule 415 under the Securities Act, SPAC shall file a new Registration Statement to register such Conversion Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable. SPAC agrees to cause such Registration Statement, or another shelf registration statement that includes the Conversion Shares issued pursuant to this Agreement, to remain effective until the earliest of (i) the third anniversary of the Effective Time, (ii) the date on which such Purchaser ceases to hold any Conversion Shares issued pursuant to this Agreement, or (iii) the first date on which such Purchaser is able to sell all of its Conversion Shares issued pursuant to this Agreement (or shares received in exchange therefor) without restriction under Rule 144 of the Securities Act, including without limitation as to any volume and manner of sale restrictions and without the requirement that SPAC be in compliance with the public information requirements of Rule 144(c) or Rule 144(i), as applicable. Such Purchaser agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, to SPAC upon request to assist SPAC in making the determination described above. SPAC may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after SPAC becomes eligible to use such Form S-3.

8.2               Notwithstanding anything to the contrary contained herein, SPAC may, upon written notice to the Purchasers, delay or postpone filing of such Registration Statement, and from time to time require Purchaser not to sell under the Registration Statement or suspend the use of any such Registration Statement if it determines that in order for the Registration Statement to not contain a material misstatement or material omission, an amendment or supplement thereto would be needed, or if such filing or use would reasonably be expected to materially and adversely affect a bona fide business or financing transaction being pursued by SPAC or would require premature disclosure of information that would reasonably be expected to materially and adversely affect SPAC (each such circumstance, a “Suspension Event”); provided that (w) SPAC shall not so delay filing or so suspend the use of the Registration Statement on more than three (3) occasions or for more than one-hundred twenty (120) total days in any three hundred and sixty (360) day period, or on any occasion for a period of more than sixty (60) consecutive days and (x) SPAC shall use commercially reasonable efforts to make such Registration Statement available for the sale by such Purchaser of such securities as soon as practicable thereafter. Upon receipt of any such written notice from SPAC (which notice shall not contain any material non-public information regarding SPAC) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Purchaser agrees that (i) it will immediately discontinue offers and sales of the Conversion Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Purchaser receives copies of a supplemental or amended prospectus (which SPAC agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and such Purchaser receives notice that any post-effective amendment has become effective or unless otherwise notified by SPAC that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by SPAC unless otherwise required by law, subpoena, regulatory request, requirement or legal proceeding. If so directed by SPAC, such Purchaser will deliver to SPAC, or in such Purchaser’s sole discretion destroy, all copies of the prospectus covering the Conversion Shares in the Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Conversion Shares shall not apply (w) to the extent the Purchaser is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

8.3              SPAC will file all reports, and provide all customary and reasonable cooperation, necessary to enable each Purchaser to resell the Conversion Shares pursuant to the Registration Statement (for as long as the Registration Statement shall remain effective) or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to such Purchaser), as applicable, qualify the Conversion Shares for listing on the applicable stock exchange on which SPAC’s Class A common stock is then listed, and update or amend the Registration Statement as necessary to include the Conversion Shares. SPAC agrees, for as long as such Purchaser holds Conversion Shares, to file with the SEC in a timely manner all reports and other documents required of SPAC under the Securities Act and the Exchange Act so long as SPAC remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; make and keep public information available, as those terms are understood and defined in Rule 144; and furnish to each Purchaser so long as it owns Conversion Shares, promptly upon request, (x) a written statement by SPAC, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of SPAC and such other reports and documents so filed by SPAC (public availability on the SEC’s EDGAR system (or successor system) being sufficient) and (z) such other information as may be reasonably requested to permit such Purchaser to sell such securities pursuant to Rule 144 without registration. If requested by any Purchaser, SPAC shall (i) cause the removal of the restrictive legends from any Conversion Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Conversion Shares and, at the request of a Holder (as defined below), cause the removal of all restrictive legends from any Conversion Shares held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by SPAC, its counsel or the transfer agent, establishing that restrictive legends are no longer required. “Holder” shall mean with respect to each Purchaser, such Purchaser or any affiliate of such Purchaser to which the rights under this Section 8 shall have been assigned.

8.4                SPAC’s obligations to include the Conversion Shares (if any) issued pursuant to this Agreement for resale in the Registration Statement are contingent upon such Purchaser furnishing in writing to SPAC such information required by SEC rules for the Registration Statement regarding such Purchaser, the securities of SPAC held by the Purchaser and the intended method of disposition of such Securities, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by SPAC to effect the registration of such Conversion Shares, and shall execute such documents in connection with such registration as SPAC may reasonably request that are customary of a selling stockholder in similar situations. provided that no Purchaser shall be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restrictions on the ability to transfer the Conversion Shares.

8.5                SPAC shall advise the Purchasers as expeditiously as possible, but in any event within five (5) business days:

(a)                 when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(b)                of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information concerning any of the Purchasers;

(c)                of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(d)                of the receipt by SPAC of any notification with respect to the suspension of the qualification of the Conversion Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(e)                 subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, SPAC shall not, when so advising any Purchaser of such events, provide such Purchaser with any material, nonpublic information regarding SPAC other than to the extent that providing notice to such Purchaser of the occurrence of the events listed in (a) through (e) above constitutes material, nonpublic information regarding SPAC.

8.6                SPAC shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated by Section 8.5(e), except for such times as SPAC is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Agreement, SPAC shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Conversion Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8.7               Indemnification.

(a)               SPAC shall indemnify and hold harmless each Purchaser (to the extent a seller under the Registration Statement), the officers, directors, advisors and employees of such Purchaser, each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are caused by or contained in information regarding such Purchaser furnished in writing to SPAC by such Purchaser expressly for use therein or that such Purchaser has omitted a material fact from such information. Notwithstanding the foregoing, SPAC’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of SPAC (which consent shall not be unreasonably withheld or delayed).

(b)               Each Purchaser shall, severally and not jointly with any other Purchaser, indemnify and hold harmless SPAC, its directors, officers, advisors and employees, each person who controls SPAC (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers and employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are caused by or contained in information regarding such Purchaser furnished in writing to SPAC by such Purchaser expressly for use therein. In no event shall the liability of any Purchaser be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of Conversion Shares giving rise to such indemnification obligation. Notwithstanding the foregoing, each Purchaser’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of such Purchaser (which consent shall not be unreasonably withheld or delayed).

(c)                Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)               The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(e)                If the indemnification provided under this Section 8.7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, the liability of each Purchaser shall be limited to the net proceeds received by such Purchaser from the sale of Conversion Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 8, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8.7 from any person or entity who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything to the contrary in this Section 8 or otherwise in this Agreement, this Section 8, and all covenants, agreements, obligations and rights contained herein, shall only be effective following, and subject to and conditioned upon the occurrence of, the Effective Time.

9.          Miscellaneous.

9.1               Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its rights or obligations, in full or in part, under this Agreement without the written consent of the Requisite Noteholders and SPAC and none of the Purchasers may assign any of its rights or obligations, in full or in part, without the written consent of the Company and SPAC. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.2               Choice of Law. This Agreement and the Notes will each be governed by and construed in accordance with the laws of the state of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any Governmental Entity related hereto), including matters of validity, construction, effect, performance and remedies.

9.3               Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4               Titles and Subtitles; No Strict Construction. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party hereto.

9.5               Notices. Any notice or communication required or permitted hereunder to be given to any party hereto shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (a) when so delivered personally, (b) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (c) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as any party may hereafter designate by notice to the other parties hereto

9.6               No Finder’s Fee. Each of the Purchasers represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Company and SPAC harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible.

9.7               Expenses. Except, in the case of SPAC, as otherwise set forth in the Business Combination Agreement, each party hereto will pay all costs and expenses that it incurs with respect to the negotiation, execution and delivery of and performance of its covenants and obligations under this Agreement.

9.8               Entire Agreement; Amendments and Waivers. This Agreement, the Notes, the Business Combination Agreement and the other documents referred to herein and therein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s and SPAC’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of this Agreement or the Notes may be amended with the written consent of the Company, the Requisite Noteholders and SPAC and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) in writing by the party against whom such is to be effective (provided that, notwithstanding the foregoing, any such waiver shall require the prior written consent of SPAC). Any waiver or amendment effected in accordance with this Section 9.8 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.

9.9               Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that by the operation of Section 9.8 hereof, the Requisite Noteholders will, subject to the approval of the Company and SPAC, have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser.

9.10              Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.11              Transfer Restrictions.

(a)             Further Limitations on Transfer. Without in any way limiting the representations and warranties set forth in this Agreement, each Purchaser shall not Transfer all or any portion of the Notes (i) if the Business Combination Agreement has not been terminated in accordance with its terms, without the prior written consent of SPAC and the Company or (ii) if the Business Combination Agreement has been terminated in accordance with its terms, unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 5 of this Agreement and such Purchaser has (A) notified the Company of the proposed Transfer; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed Transfer; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such Transfer will not require registration under the Securities Act.

Each Purchaser agrees that, for purposes of any Transfer permitted by Section 9.11(a)(ii), it will not make any disposition of any of the Notes to the Company’s competitors, as determined in good faith by the Company.

(b)             Legends. Each Purchaser understands and acknowledges that the Notes may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

9.12             Exculpation among Purchasers. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

9.13              Non-Reliance and Exculpation.

(a)              Each Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, other than the representations and warranties of the Company expressly contained in Section 5 in making its investment or decision to invest in the Notes and, subject to, and conditioned upon the occurrence of, the Effective Time, the Conversion Shares. Each Purchaser acknowledges and agrees that, except for the Company and SPAC, in each case, on the terms and subject to the conditions of this Agreement (including, in the case of SPAC, subject to the last sentence of this Section 9.13(a)), no Person (including the Non-Party Affiliates) shall have any obligation or Liability to any Purchaser pursuant to, arising out of or relating to this Agreement or Notes or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the sale of the Notes, the conversion of the Notes into Conversion Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, SPAC or any Non-Party Affiliate concerning SPAC, the Company or any of their respective Affiliates, this Agreement, the Notes, the Business Combination Agreement or the transactions contemplated hereby or thereby, except for claims pursuant to any Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein. Notwithstanding the foregoing or anything to the contrary in this Agreement, each of the Purchasers and the Company acknowledges and agrees that (i) in no event shall SPAC or any of its Non-Party Affiliates have any obligations or Liabilities related to or arising out of this Agreement or the Notes (including with respect to any representations, warranties, covenants, agreements or obligations of any other party under this Agreement or any Note), except for, in the case of SPAC only, subject to, and conditioned upon the occurrence of, the Effective Time, (A) the obligation to assume the Notes and issue the Conversion Shares in satisfaction of the principal amount thereof and accrued and unpaid interest thereon, in each case, on the terms and subject to the other conditions set forth in Section 4 and (B) the covenants, agreements and obligations of SPAC that expressly contemplate performance following the Effective Time, and (ii) without limiting the generality of clause (i), if the Business Combination Agreement is terminated in accordance with its terms, then SPAC shall have no further obligations or Liabilities related to or arising out of this Agreement or the Notes.

(b)              Each Purchaser acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. Each Purchaser further acknowledges that, as described in SPAC’s prospectus relating to its initial public offering dated September 3, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public stockholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. Without limiting the generality of, Section 9.13(a), for and in consideration of SPAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each Purchaser hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability.

9.14              Further Assurances. From time to time, each of the Company and the Purchasers will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Notes and the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing or any other covenants or agreements herein, SPAC may request from each Purchaser such additional information as SPAC may deem necessary or advisable to register the resale of the Conversion Shares and evaluate the eligibility of such Purchaser to acquire the Conversion Shares, and each Purchaser shall provide any such information so requested.

9.15             Venue; Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE NOTES AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR THE NOTES MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.5 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

9.16              Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (a) each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise and (b) no party hereto shall assert that a remedy of specific enforcement pursuant to this Section 9.16 is unenforceable, invalid, contrary to applicable law or inequitable for any reason.

9.17              Disclosure. Each Purchaser acknowledges and agrees that SPAC may file a copy of this Agreement with the SEC as an exhibit to a periodic report or a registration statement of SPAC. The Company and SPAC are each entitled to rely upon this Agreement and each is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Notwithstanding anything in this Agreement to the contrary, SPAC shall not, and shall cause its representatives to not publicly disclose the name of any Purchaser or any of its affiliates, or include the name of any Purchaser or any of its affiliates in any press release or marketing materials, or for any similar or related purpose, or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of such Purchaser, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) the filing of a form of this Agreement with the SEC and in the related Current Report on Form 8-K in a manner acceptable to such Purchaser, and (iii) to the extent such disclosure is required by law, at the request of the Staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, in which case SPAC shall provide such Purchaser with prior written notice of such disclosure permitted under this sub-clause (iii).

9.18             Acknowledgment. Each Purchaser acknowledges that (a) SPAC, the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement and (b) this Agreement is being entered into in order to induce SPAC to execute and deliver the Business Combination Agreement. Prior to the Effective Time, each Purchaser agrees to promptly notify SPAC and the Company if any of the acknowledgments, understandings, agreements, representations or warranties set forth in Section 7 are no longer accurate. Each Purchaser acknowledges and agrees that if the Conversion Shares are issued to such Purchaser such issuance will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by such Purchaser as of the time of such issuance.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

QOMPLX, Inc.

By	/s/ Jason Crabtree
Name: Jason Crabtree
Title: Chief Executive Officer

Notice:
Attention:
Address:
Email Address:

Tailwind Acquisition Corp.

By	/s/ Chris Hollod
Name: Chris Hollod
Title: Chief Executive Officer

Notice:
Attention:
Address:
Email Address:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

CANNAE HOLDINGS, LLC

By:	/s/ Michael Gravelle
Name:	Michael Gravelle
Title:	Managing Director

By:	/s/ Alex Papson
Name:	Alex Papson

BGPT FRACTAL LLP

By:	/s/ Frank R. Martire Jr.
Name:	Frank R. Martire Jr.
Title:	Partner

By:	/s/ Christian Wall
Name:	Christian Wall

By:	/s/ William Glidewell
Name:	William Glidewell

CHD IRA LLC

By:	/s/ Clayton H. DeGiacinto
Name:	Clayton H. DeGiacinto
Title:	Manager

CED IRA LLC

By:	/s/ Cynthia DeGiacinto
Name:	Cynthia DeGiacinto
Title:	Manager

DEGIACINTO FAMILY 2020 EXEMPT SPOUSAL TRUST

By:	/s/ Scott Schaecher
Name:	Scott Schaecher
Title:	Trustee

SCHEDULE OF Purchasers

Purchaser	Consideration and Principal Amount of Promissory Note
Alex Papson	$500,000.00
BGPT Fractal LP	$1,000,000.00
Christian Wall	$500,000.00
Clayton DeGiacinto	$2,000,000.00
Cannae Holdings, LLC	$12,500,000.00
William Glidewell	$3,500,000.00
TOTAL	$20,000,000.00

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE PURCHASER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Purchaser has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Purchaser and under which the Purchaser accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Purchaser

and constitutes a part of the Agreement.

EXHIBIT A

Form of Convertible Promissory Note

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

No. CN-[NUMBER]	Date of Issuance
US$[PRINCIPAL AMOUNT]	[DATE]

FOR VALUE RECEIVED, QOMPLX, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [PURCHASER] (the “Holder”), the principal sum of US$[PRINCIPAL AMOUNT], together with interest thereon from the date of this Note. Interest will accrue at a rate of seven and one-half percent (7.5%) per annum. Unless earlier converted into Conversion Shares pursuant to Section 4 of that certain Convertible Note Purchase Agreement dated as of the date hereof, by and among the Company, the Holder and the other parties thereto (the “Purchase Agreement”), the principal amount and all accrued interest owing under this Note will be due and payable by the Company in full on the Maturity Date.

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement.

1.             Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to the principal amount. Prepayment of the principal amount, together with accrued interest, may not be made without the written consent of the Holder and SPAC, except in connection with the conversion of this Note for the applicable number of Conversion Shares pursuant to Section 4 of the Purchase Agreement.

2.             Security. This Note is a general unsecured obligation of the Company.

3.             Conversion of the Notes. This Note and any amounts due hereunder will be convertible into Conversion Shares in accordance with the terms of Section 4 of the Purchase Agreement.

4.             Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by Section 9.8 of the Purchase Agreement.

5.             Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its rights or obligations, in full or in part, under this Note without the written consent of the Requisite Noteholders and SPAC and the Holder may not assign any of its rights or obligations, in full or in part, without the written consent of the Company and SPAC. Any Transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee (other than a Transfer pursuant to Section 4 of the Purchase Agreement). The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns).

6.             Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7.             Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holders as a payment of the principal amount.

8.             Choice of Law. Sections 10.2 and 10.15 of the Purchase Agreement are incorporated herein by reference, mutatis mutandis.

QOMPLX, Inc.

By
Name:
Title:
Purchaser:

By
Name:
Title:

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